Exhibit 99.1
One Medical Announces Results for First Quarter 2022
•First Quarter 2022 Ending Total Membership Count of 767,000, a 28% Increase Year-Over-Year. Ending Consumer and Enterprise Membership Count of 728,000 and At-Risk Membership Count of 39,000
•First Quarter 2022 Net Revenue of $254.1 Million, a 109% Increase Year-Over-Year
•Ending First Quarter 2022 Cash and Marketable Securities of $428.5 Million
•Provides Q2 2022 Guidance and Updates Full Year 2022 Guidance
SAN FRANCISCO – May 4, 2022 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the first quarter ended March 31, 2022.
“In the first quarter of 2022, One Medical continued to perform, innovate and grow with its innovative primary care model built to delight members with better health, better care, lower costs, in a better team environment," said Amir Dan Rubin, Chair & CEO of One Medical. “Moreover, we continue to be extremely excited about our ability to transform healthcare at scale across all stages of life for multiple key stakeholders–including for members, employers, providers, and health network partners.”
Financial Highlights for the First Quarter 2022
All comparisons are to the three months ended March 31, 2021. Unless otherwise noted, our results of operations in this press release include the activity of Iora Health, Inc. ("Iora") beginning from the close of our acquisition on September 1, 2021.
•Total membership count as of quarter-end was 767,000 compared to 598,000, a 28% increase; Consumer and Enterprise membership count of 728,000 and At-Risk membership count of 39,000 as of quarter-end.
•Net Revenue was $254.1 million compared to $121.4 million, a 109% increase.
•Medical Claims Expense Ratio was 84%.
•Loss from Operations was $92.6 million, or 36% of Net Revenue; Net Loss was $90.9 million, or 36% of Net Revenue.
•Care Margin was $47.8 million, or 19% of Net Revenue.
•Adjusted EBITDA was a loss of $28.9 million, or 11% of Net Revenue.
Financial Outlook
One Medical provides forward-looking guidance on membership count, total net revenue, Care Margin, and Adjusted EBITDA. Care Margin and Adjusted EBITDA are non-GAAP measures.

	Three Months Ending June 30, 2022		Twelve Months Ending December 31, 2022
Amounts in millions, except membership data	Low	High	Low	High
Consumer and Enterprise Members	740	750	790	810
At-Risk Members	39	40	41	43
Total	779	790	831	853
Medicare Revenue	$130	$135	$520	$540
Commercial Revenue	125	135	535	555
Total Net Revenue	$255	$270	$1,055	$1,095
Care Margin	$45	$55	$200	$220
Adjusted EBITDA	$(40)	$(30)	$(130)	$(115)
Management has not reconciled forward-looking non-GAAP Care Margin and Adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, certain legal or advisory costs or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.
Quarterly Conference Call Details
The company will host a conference call to review the results today, Wednesday, May 4, 2022 at 1:30 p.m. (PT) / 4:30 p.m. (ET). A live audio webcast will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 8876254. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Key Metrics and Non-GAAP Financial Measures
Members: members include both Consumer and Enterprise members as well as At-Risk members as defined below. Our number of members depends, in part, on our ability to successfully market our services directly to consumers including Medicare-eligible as well as non-Medicare eligible individuals, to Medicare Advantage health plans and Medicare Advantage enrollees, to employers that are not yet enterprise clients, as well as our activation rate within existing enterprise clients. We define estimated activation rate for any enterprise client at a given time as the percentage of eligible lives enrolled as members. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.
Consumer and Enterprise Members: a Consumer and Enterprise member is a person who has registered with us and has paid for membership for a period of at least one year or whose membership has been sponsored by an enterprise or other third party under an agreement having a term of at least one year. Consumer and Enterprise members do not include trial memberships, our virtual only One Medical Now users, or any temporary users. Our number of Consumer and Enterprise members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. Consumer and Enterprise members may include individuals who are: (i) Medicare-eligible and (ii) have paid for a membership or whose membership has been sponsored by an enterprise or other third party. Consumer and Enterprise members do not include any At-Risk members as defined below. Consumer and Enterprise members help drive commercial revenue.
At-Risk Members: an At-Risk member is a person for whom we are responsible for managing a range of healthcare services and associated costs. At-Risk members help drive Medicare revenue.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Medical Claims Expense Ratio: we define Medical Claims Expense Ratio as medical claims expense divided by Capitated Revenue. The nature of our contracting with Medicare Advantage payers and CMS requires us to be financially responsible for a range of healthcare services of our At-Risk members. Our care model focuses on leveraging the primary care setting as a means of reducing unnecessary or avoidable health care costs and balancing our cost of care with the impact of our service levels on medical claims expense. We are liable for potentially large medical claims should we not effectively manage our At-Risk members’ health. We therefore consider the Medical Claims Expense Ratio to be an important measure to monitor our performance. As we sign up new At-Risk members or open new offices to serve these members, our Medical Claims Expense Ratio is likely to increase initially due to a potential increase in medical claims expense from a lag in improvement in health outcomes with member tenure. Similarly, there may be a lag in adequately documenting the health status of our members, resulting in different Capitated Revenue compared to what is indicated by the health status of an At-Risk member. We believe that the Medical Claims Expense Ratio for a given set of At-Risk members can improve over time as we help improve their health outcomes relative to their underlying health conditions, though the ratio may fluctuate for any given customers or cohort of customers depending on future outbreaks or variants of COVID-19 and associated increases in medical claims expense.
Care Margin: we define Care Margin as income or loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider Care Margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to both us and investors to measure whether we are effectively pricing our services and managing the health care and associated costs, including medical claims expense and cost of care, of our At-Risk members successfully. We have provided below a reconciliation of historical Care Margin to loss from operations, its most directly comparable GAAP financial measure.
Adjusted EBITDA: we define Adjusted EBITDA as net income or loss excluding interest income, interest and other expense, depreciation and amortization, stock-based compensation, provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that we do not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. Acquisition and integration costs include expenses incurred in connection with the closing and integration of acquisitions, which may vary significantly and are unique to each acquisition. We started to exclude prospectively from our presentation certain legal or advisory costs from the first quarter of 2021 and acquisition and integration costs from the second quarter of 2021, because amounts incurred in the prior periods were insignificant relative to our consolidated operations. We include Adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA to be an important measure to both management and investors because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical Adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.
Available Information
One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: timely and successful integration of Iora with our company and our ability to timely and successfully achieve the anticipated benefits and potential synergies of the transaction; the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; our ability to improve our medical claims expense ratio; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; the impact of new laws and regulations on our industry, including Medicare, general economic and market conditions; our financial outlook; our focus areas for investment and our investments; announcements by us, our health network partners or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.
About One Medical
One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.
Media Contact:
Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com

Investor Contact:

Ken Goff, One Medical
VP of Investor Relations
investor@onemedical.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue
Medicare revenue	$127,422	$—
Commercial revenue	126,680	121,352
Total net revenue	254,102	121,352
Operating expenses:
Medical claims expense	104,966	—
Cost of care, exclusive of depreciation and amortization shown separately below	101,377	70,092
Sales and marketing (1)	22,459	12,689
General and administrative (1)	97,036	64,345
Depreciation and amortization	20,893	6,607
Total operating expenses	346,731	153,733
Loss from operations	(92,629)	(32,381)
Other income (expense), net:
Interest income	157	105
Interest and other expense	(5,119)	(2,843)
Total other income (expense), net	(4,962)	(2,738)
Loss before income taxes	(97,591)	(35,119)
Provision for (benefit from) income taxes	(6,732)	4,199
Net loss	$(90,859)	$(39,318)
Net loss per share — basic and diluted	$(0.47)	$(0.29)
Weighted average common shares outstanding — basic and diluted	193,019	136,516

(1)    Includes stock-based compensation, as follows:

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Sales and marketing	$943	$1,023
General and administrative	35,976	25,305
Total	$36,919	$26,328

Components of Net Revenue:

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	$124,630	$—
Fee-for-service and other revenue	2,792	—
Total Medicare revenue	127,422	—
Partnership revenue	60,935	54,931
Net fee-for-service revenue	41,514	44,462
Membership revenue	24,231	20,196
Grant income	—	1,763
Total commercial revenue	126,680	121,352
Total net revenue	$254,102	$121,352

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Net revenue
Medicare revenue	50%	—%
Commercial revenue	50%	100%
Total net revenue	100%	100%
Operating expenses:
Medical claims expense	41%	—%
Cost of care, exclusive of depreciation and amortization shown separately below	40%	58%
Sales and marketing (1)	9%	10%
General and administrative (1)	38%	53%
Depreciation and amortization	8%	5%
Total operating expenses	136%	127%
Loss from operations	(36)%	(27)%
Other income (expense), net:
Interest income	—%	—%
Interest and other expense	(2)%	(2)%
Total other income (expense), net	(2)%	(2)%
Loss before income taxes	(38)%	(29)%
Provision for (benefit from) income taxes	(3)%	3%
Net loss	(36)%	(32)%

(1)Includes stock-based compensation, as follows:

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Sales and marketing	—%	1%
General and administrative	14%	21%
Total	15%	22%

Components of Net Revenue:

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	49%	—%
Fee-for-service and other revenue	1%	—%
Total Medicare revenue	50%	—%
Partnership revenue	24%	45%
Net fee-for-service revenue	16%	37%
Membership revenue	10%	17%
Grant income	—%	1%
Total commercial revenue	50%	100%
Total net revenue	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$239,978	$341,971
Short-term marketable securities	141,064	111,671
Accounts receivable, net	142,288	103,498
Inventories	6,021	6,065
Prepaid expenses	31,466	28,055
Other current assets	23,311	21,767
Total current assets	584,128	613,027
Long-term marketable securities	47,438	48,296
Restricted cash	3,801	3,801
Property and equipment, net	199,137	193,716
Right-of-use assets	266,592	256,293
Intangible assets, net	341,200	352,158
Goodwill	1,145,094	1,147,464
Other assets	8,639	12,277
Total assets	$2,596,029	$2,627,032
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,842	$18,725
Accrued expenses	73,534	72,672
Deferred revenue, current	64,317	47,928
Operating lease liabilities, current	33,316	31,152
Other current liabilities	34,088	31,632
Total current liabilities	221,097	202,109
Operating lease liabilities, non-current	283,206	269,641
Convertible senior notes	310,313	309,844
Deferred income taxes	67,141	73,875
Deferred revenue, non-current	27,385	29,317
Other non-current liabilities	11,042	13,663
Total liabilities	920,184	898,449
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.001 par value, 1,000,000 and 1,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 193,483 and 191,722 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	194	193
Additional paid-in capital	2,385,934	2,346,781
Accumulated deficit	(709,057)	(618,198)
Accumulated other comprehensive income	(1,226)	(193)
Total stockholders' equity	1,675,845	1,728,583
Total liabilities and stockholders' equity	$2,596,029	$2,627,032

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(90,859)	$(39,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	281	(60)
Depreciation and amortization	20,893	6,607
Amortization of debt discount and issuance costs	469	468
Accretion of discounts and amortization of premiums on marketable securities, net	338	199
Reduction of operating lease right-of-use assets	7,950	4,156
Stock-based compensation	36,919	26,328
Deferred income taxes	(6,734)	—
Other non-cash items	211	202
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(39,071)	8,583
Inventories	44	2,478
Prepaid expenses and other current assets	(999)	(4,870)
Other assets	2,625	(171)
Accounts payable	(680)	(1,248)
Accrued expenses	2,529	8,168
Deferred revenue	14,457	11,050
Operating lease liabilities	(6,687)	(4,434)
Other liabilities	3,230	3,946
Net cash (used in) provided by operating activities	(55,084)	22,084
Cash flows from investing activities:
Purchases of property and equipment, net	(19,225)	(14,808)
Purchases of marketable securities	(54,906)	(69,995)
Proceeds from sales and maturities of marketable securities	25,000	339,000
Net cash (used in) provided by investing activities	(49,131)	254,197
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,235	13,479
Payment of principal portion of finance lease liability	(13)	(14)
Net cash provided by financing activities	2,222	13,465
Net (decrease) increase in cash, cash equivalents and restricted cash	(101,993)	289,746
Cash, cash equivalents and restricted cash at beginning of period	346,054	115,005
Cash, cash equivalents and restricted cash at end of period	$244,061	$404,751
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$6,837	$6,115

Select Metrics (As of Period End)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Consumer and Enterprise members	728,000	703,000	683,000	621,000	598,000	549,000	511,000	475,000
At-Risk members	39,000	33,000	32,000	—	—	—	—	—
Offices	188	182	177	124	110	107	103	96

MEDICAL CLAIMS EXPENSE RATIO

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Medical claims expense	$104,966	$—
Capitated Revenue	$124,630	$—
Medical Claims Expense Ratio	84%	N/A

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Loss from operations	$(92,629)	$(32,381)
Sales and marketing*	22,459	12,689
General and administrative*	97,036	64,345
Depreciation and amortization	20,893	6,607
Care Margin	$47,759	$51,260
Care Margin as a percentage of net revenue	19%	42%

* Includes stock-based compensation

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(90,859)	$(39,318)
Interest income	(157)	(105)
Interest and other expense	5,119	2,843
Depreciation and amortization	20,893	6,607
Stock-based compensation	36,919	26,328
Provision for (benefit from) income taxes	(6,732)	4,199
Legal or advisory costs	547	4,285
Acquisition and integration costs	5,326	—
Adjusted EBITDA	$(28,944)	$4,839